CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-216486 on Form S-3 of our report on the financial statements and financial statement schedules of Brighthouse Life Insurance Company of NY (the “Company” and formerly First MetLife Investors Insurance Company) for the year-ended December 31, 2016, dated March 24, 2017 (which report expresses an unqualified opinion on the financial statements and the related schedules, and includes an explanatory paragraph regarding the Company being a member of a controlled group of affiliated companies such that its results may not be indicative of those of a standalone entity, as described within Note 1), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2016, and to the reference to us as Experts under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 28, 2017